Exhibit 99.1

CSS Industries, Inc. Reports Sales and Earnings for the Three and Nine Months Ended December 31, 2010

PHILADELPHIA--(BUSINESS WIRE)--February 1, 2011--CSS Industries, Inc. (NYSE:CSS) announced today the results of operations for the three and nine months ended December 31, 2010. For the quarter ended December 31, 2010, sales decreased 4% to $174,621,000 compared to $182,230,000 in 2009. Net income increased 1% to $12,855,000, or $1.32 per diluted share, compared to prior year net income of $12,700,000, or $1.31 per diluted share last year. For the nine months ended December 31, 2010, sales decreased by 2% to $387,854,000 from $396,180,000 in 2009 while net income decreased 9% to $15,583,000, or $1.61 per diluted share compared to prior year net income of $17,102,000, or $1.77 per diluted share. The Company’s highly seasonal orientation results in operating losses in the first and fourth quarters of the fiscal year and operating profits in the second and third quarters.

Third Quarter Results

Sales for the third quarter of fiscal 2011 were down 4% as compared to the prior year, primarily due to lower sales of Christmas wrapping paper. Net income was positively impacted by lower costs of goods sold and lower selling, general and administrative and interest expenses. The lower costs of goods sold were primarily due to lower labor and materials costs. The lower selling, general and administrative expenses were largely payroll related, and the lower interest expense was primarily due to a reduction in outstanding debt balances.

Nine Month Results

Sales for the first nine months of fiscal 2011 were down slightly as compared to the prior year. Consistent with the third quarter results, net income was positively impacted by lower costs of goods sold and lower selling, general and administrative and interest expenses.

Management Comments

“Our third quarter earnings per diluted share slightly exceeded last year as our reduced spending in costs of goods sold and selling, general and administrative and interest expenses offset the sales decline,” said Christopher J. Munyan, CSS’ President and CEO. “While sales in the third quarter of this year were 4% below the prior year, we continue to believe that we are making progress in the market and that sales will start to gradually improve. Looking forward, we continue to believe that improved operational efficiencies and processes that we have already implemented, combined with expected higher sales in the fourth quarter of fiscal 2011 versus the fourth quarter of fiscal 2010, will result in improved profitability in the fourth quarter of fiscal 2011 as compared to the fourth quarter of fiscal 2010 (before the net impact of the non-cash impairment charge recorded in the fourth quarter of 2010). Additionally, we focus on cash flow generation, and we continue to expect that free cash flow (defined as cash flow from operations reduced by purchases of property, plant and equipment) for fiscal 2011 will be at least $25,000,000.”

CSS is a consumer products company primarily engaged in the design, manufacture, procurement, distribution and sale of seasonal and all occasion social expression products, principally to mass market retailers. These seasonal and all occasion products include gift wrap, gift bags, gift boxes, gift card holders, boxed greeting cards, gift tags, decorative tissue paper, decorations, classroom exchange Valentines, decorative ribbons and bows, floral accessories, Halloween masks, costumes, make-up and novelties, Easter egg dyes and novelties, craft and educational products, memory books, stationery, journals, notecards, infant and wedding photo albums, scrapbooks, and other gift items that commemorate life’s celebrations.

This press release includes “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 including, among others, statements relating to expected higher sales in the future and our expected minimum level of free cash flow for fiscal 2011. Forward-looking statements are based on the beliefs of the Company’s management as well as assumptions made by and information currently available to the Company’s management as to future events and financial performance with respect to the Company’s operations. Forward-looking statements speak only as of the date made. The Company undertakes no obligation to update any forward-looking statements to reflect the events or circumstances arising after the date as of which they were made. Actual events or results may differ materially from those discussed in forward-looking statements as a result of various factors, including without limitation, general market and economic conditions; increased competition (including competition from foreign products which may be imported at less than fair value and from foreign products which may benefit from foreign governmental subsidies); increased operating costs, including labor-related and energy costs and costs relating to the imposition or retrospective application of duties on imported products; currency risks and other risks associated with international markets; risks associated with acquisitions, including acquisition integration costs and the risk that the Company may not be able to integrate and derive the expected benefits from such acquisitions; risks associated with the Company’s enterprise resource planning systems standardization project, including the risk that the cost of the project will exceed expectations, the risk that the expected benefits of the project will not be realized and the risk that implementation of the project will interfere with and adversely affect the Company’s operations and financial performance; the risk that customers may become insolvent, may delay payments or may impose deductions or penalties on amounts owed to the Company; costs of compliance with governmental regulations and government investigations; liability associated with non-compliance with governmental regulations, including regulations pertaining to the environment, Federal and state employment laws, and import and export controls and customs laws; and other factors described more fully in the Company’s annual report on Form 10-K for the fiscal year ended March 31, 2010 and elsewhere in the Company’s filings with the Securities and Exchange Commission. As a result of these factors, readers are cautioned not to place undue reliance on any forward-looking statements included herein or that may be made elsewhere from time to time by, or on behalf of, the Company.

CSS’ consolidated statements of operations for the three and nine months ended December 31, 2010 and 2009 and condensed consolidated balance sheets as of December 31, 2010, March 31, 2010 and December 31, 2009 follow:

CSS INDUSTRIES, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

(In thousands, except
per share amounts)

	Three Months Ended		Nine Months Ended
	December 31,		December 31,
	2010	2009	2010	2009

SALES	$174,621	$182,230	$387,854	$396,180

COSTS AND EXPENSES
Cost of sales	130,478	136,661	290,764	295,356
Selling, general and administrative expenses	23,600	25,224	71,622	72,823
Interest expense, net	425	645	1,018	1,674
Other (income) expense, net	(116)	(86)	(67)	(337)

	154,387	162,444	363,337	369,516

INCOME BEFORE INCOME TAXES	20,234	19,786	24,517	26,664

INCOME TAX EXPENSE	7,379	7,086	8,934	9,562

NET INCOME	$12,855	$12,700	$15,583	$17,102

NET INCOME PER COMMON SHARE
Basic	$1.32	$1.32	$1.61	$1.78
Diluted	$1.32	$1.31	$1.61	$1.77

WEIGHTED AVERAGE SHARES OUTSTANDING
Basic	9,703	9,646	9,694	9,627
Diluted	9,714	9,682	9,706	9,671

CASH DIVIDENDS PER SHARE OF COMMON STOCK	$.15	$.15	$.45	$.45

CSS INDUSTRIES, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)

(In thousands)

	December 31,	March 31,	December 31,
	2010	2010	2009
ASSETS

CURRENT ASSETS
Cash and cash equivalents	$4,221	$27,217	$4,619
Accounts receivable, net	145,877	45,711	152,536
Inventories	75,800	78,851	67,530
Deferred income taxes	5,102	6,165	6,609
Asset held for sale	1,323	1,363	1,363
Other current assets	12,358	15,986	11,986

Total current assets	244,681	175,293	244,643

PROPERTY, PLANT AND EQUIPMENT, NET	44,665	47,786	50,657

DEFERRED INCOME TAXES	4,767	5,439	-

OTHER ASSETS
Intangible assets, net	49,195	49,260	93,991
Other	3,880	3,984	3,936

Total other assets	53,075	53,244	97,927

Total assets	$347,188	$281,762	$393,227

LIABILITIES AND STOCKHOLDERS’ EQUITY

CURRENT LIABILITIES
Short-term debt	$33,300	$-	$46,100
Current portion of long-term debt	166	481	497
Accrued customer programs	10,288	8,380	13,034
Other current liabilities	50,971	35,535	48,423

Total current liabilities	94,725	44,396	108,054

LONG-TERM DEBT, NET OF CURRENT PORTION	-	66	166

LONG-TERM OBLIGATIONS	6,206	4,255	4,646

DEFERRED INCOME TAXES	-	-	5,768

STOCKHOLDERS’ EQUITY	246,257	233,045	274,593

Total liabilities and stockholders’ equity	$347,188	$281,762	$393,227

CONTACT:
CSS Industries, Inc.
Vince Paccapaniccia, Chief Financial Officer
215-569-9900